Exhibit 10.1

TERMINATION AND FEE AGREEMENT

This TERMINATION AND FEE AGREEMENT (the “Agreement”), dated as of May 2nd, 2022, is entered into by and among Goldenbridge Acquisition Limited, a British Virgin Islands business company (“GBRG”), AgiiPlus Global Inc., a Cayman Islands exempted company and wholly-owned subsidiary of GBRG (the “Purchaser”), AgiiPlus Corporation Inc., a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (“Merger Sub”), AgiiPlus Inc., a Cayman Islands exempted company (“Company” or “AgiiPlus”), J.distrii Holdings Limited and Jing Hu (each, a “Principal Shareholder” and collectively the “Principal Shareholders”), and Jing Hu, an individual, as the representative of the Shareholders (the “Shareholders’ Representative”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, on September 30, 2021, the Parties entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub would merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of the Purchaser; and

WHEREAS, the Parties have decided to terminate the Merger Agreement by mutual agreement; and

WHEREAS, the Parties desire to execute this Agreement in order to mutually terminate the Merger Agreement, effective as of the date hereof (the “Termination Date”).

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement.

ARTICLE II

TERMINATION OF THE MERGER AGREEMENT

Section 2.1. Termination; Effect of Termination on the Merger Agreement. The Merger Agreement is hereby terminated, effective as of the Termination Date (the “Merger Agreement Termination”). The Parties hereto acknowledge that, by virtue of the Merger Agreement Termination, all other Additional Agreements (including the Shareholder Support Agreements) shall also terminate in accordance with their terms on the Termination Date.

ARTICLE III

FEES

Section 3.1. Payments. As a reimbursement of certain expenses incurred by GBRG in connection with the Merger Agreement and pursuing a transaction with AgiiPlus, and in consideration of the representations, warranties, covenants and agreements contained herein, AgiiPlus shall pay to GBRG an amount of $150,000, by wire transfer of immediately available funds to the account set forth in Annex A within fifteen (15) business days of the Termination Date.

Section 3.2. Default Rate; Fees of Counsel.

(a) If AgiiPlus fails to pay any amounts payable under Section 3.1 due and owing pursuant to the terms of this Agreement, GBRG shall be permitted to impose a default interest that shall accrue thereon and be paid by AgiiPlus at the statutory legal rate as permitted by applicable laws from the date such amount was due and payable pursuant to the terms of this Agreement until all such unpaid amounts have been paid in full.

(b) In any action or other proceeding to enforce this Agreement, or for breach of this Agreement, the losing party shall pay the prevailing Party the reasonable expenses (including attorneys’ fees, expert fees, and disbursements and costs) incurred by the prevailing Party in that action. The losing Party shall pay or cause to be paid the prevailing Party’s reasonable expenses within fourteen (14) calendar days of receipt of a written demand for payment of the prevailing Party’s expenses with supporting documentation of those expenses.

Section 3.3. Payments. All payments due under this Agreement shall be paid in full, without deduction of taxes or other fees which may be imposed by any government or other entity. All payments hereunder shall be in U.S. dollars in immediately available funds.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties. Each of the Parties hereto represents and warrants to the other Parties that:

(a) It has duly executed and delivered this Agreement and is fully authorized to enter into and perform this Agreement and every term hereof and no further consents or approvals are required;

(b) It has been represented by legal counsel in the negotiation and joint preparation of this Agreement, has received advice from legal counsel in connection with this Agreement and is fully aware of this Agreement’s provisions and legal effect;

(c) It enters into this Agreement freely, without coercion, and based on its own judgment and not in reliance upon any representations or promises made by the other Party, apart from those set forth in this Agreement; and

(d) It has the authority, and has obtained all necessary approvals, including but not limited to approval of the Parties’ respective Boards of Directors, as necessary, to enter into this Agreement and all the undertakings, covenants, representations, warranties and other obligations and provisions contained in this Agreement.

ARTICLE V

RELEASE

Section 5.1. Release of GBRG. GBRG, for itself, and on behalf of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, shareholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge AgiiPlus and its affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Additional Agreements or the transactions contemplated by the Merger Agreement and the Additional Agreements, provided however, that if a person or entity that is not a party to the Merger Agreement or this Agreement (other than any affiliate of GBRG) makes a claim of any sort against GBRG or both GBRG and AgiiPlus, this Agreement does not (i) bar GBRG from seeking indemnity or contribution from AgiiPlus or (ii) bar AgiiPlus from opposing any claim by GBRG for indemnity or contribution.

Section 5.2. Release of AgiiPlus. The Company, for itself, and on behalf of its affiliates, equity holders, partners, joint venturers, lenders, administrators, representatives, shareholders, parents, subsidiaries, officers, directors, attorneys, agents, employees, legatees, devisees, executors, trustees, beneficiaries, insurers, predecessors, successors, heirs and assigns, hereby absolutely, forever and fully release and discharge GBRG, Purchaser, Merger Sub and their affiliates and each of their respective present and former direct and indirect equity holders, directors, officers, employees, predecessors, partners, shareholders, joint venturers, administrators, representatives, affiliates, attorneys, agents, brokers, insurers, parent entities, subsidiary entities, successors, heirs, and assigns, and each of them, from all claims, contentions, rights, debts, liabilities, demands, accounts, reckonings, obligations, duties, promises, costs, expenses (including, without limitation, attorneys’ fees and costs), liens, damages, losses, actions, and causes of action, of any kind whatsoever, whether due or owing in the past, present or future and whether based upon contract, tort, statute or any other legal or equitable theory of recovery, and whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, matured or unmatured, with respect to, pertaining to, based on, arising out of, resulting from, or relating to the Merger Agreement, the Additional Agreements or the transactions contemplated by the Merger Agreement and Additional Agreements, provided however, that if a person or entity that is not a party to the Merger Agreement or this Agreement (other than any affiliate of AgiiPlus) makes a claim of any sort against AgiiPlus or both GBRG and AgiiPlus, this Agreement does not (i) bar AgiiPlus from seeking indemnity or contribution from GBRG or (ii) bar GBRG from opposing any claim by AgiiPlus for indemnity or contribution.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1. Press Release; Required Disclosure. The Parties shall issue a press release with respect to the Merger Agreement Termination in a form that is mutually agreed upon in writing by the Parties. Thereafter, none of GBRG, Purchaser, Merger Sub, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or such termination, or any matter related to the foregoing, without first obtaining the prior consent of the Company or GBRG, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to Securities Laws or the rules of any national securities exchange), in which case GBRG or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by GBRG or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, each Party and its Affiliates may make announcements and may provide information regarding this Agreement and such termination to their respective owners, their Affiliates, and its and their respective directors, officers, employees, managers, advisors, direct and indirect investors and prospective investors without the consent of any other Party.

The Parties acknowledge and agree that, following the earlier of the Termination Date or the execution of this Agreement by all Parties (the “Applicable Date”), GBRG may issue a Current Report on Form 8-K reporting the execution of this Agreement in the form and timing mutually agreed to by GBRG and the Company; provided that in no event shall the Current Report on Form 8-K be issued later than four business days after the Applicable Date. The Parties shall mutually agree as to the timing (subject to the foregoing provision) and contents of any press release or public announcement, or any additional communications required by Law or applicable stock exchange regulation in respect of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby in accordance with Section 14.4 of the Merger Agreement.

Section 6.2. Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Additional Agreement (including any of the closing deliverables contemplated hereby) by email, scanned pages or other electronic imaging (including “pdf,” “tif,” “jpg,” DocuSign, AdobeSign or other similar electronic transmission) shall be effective as delivery of a manually executed counterparty to this Agreement or any such Additional Agreement.

Section 6.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) If to GBRG, Purchaser or Merger Sub, to:

Goldenbridge Acquisition Limited

15/F, Aubin House

171-172 Gloucester Road

Wanchai, Hong Kong
Attn: Yongsheng Liu
Email: winstonca@163.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154

Attn: Giovanni Caruso
Email: gcaruso@loeb.com

(b) If to AgiiPlus, Shareholders’ Representative or Principal Shareholders, to:

AgiiPlus Inc.

5th Floor, Yongyin Building, No.218 Xizang South Road,

Huangpu District, Shanghai, China

Attn: Jing Dai
Email: sophiadai@agiiplus.com

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
48 Wall Street, Suite 1100

New York, New York 10005

Attn: Ying Li
Email: yli@htflawyers.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

Section 6.5. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.

Section 6.6. Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court within State of New York, New York County, for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 6.6 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 6.3 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 6.7. Integration; Assignment; Binding Effect. This Agreement (together with the surviving portions of the Merger Agreement, as set forth in Section 13.3 of the Merger Agreement) constitutes the entire agreement among the Parties with respect to their rights and obligations upon and after the termination of the Merger Agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to this subject matter. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of GBRG and the Company. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6.7 shall be void.

Section 6.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 6.9. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 6.10. Trust Account Waiver. Reference is made to the final IPO prospectus of GBRG, dated March 1, 2021 (the “Prospectus”). The Company Group and the Principal Shareholders have read the Prospectus and understand that GBRG has established the Trust Account for the benefit of the public shareholders of GBRG and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, GBRG may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of GBRG agreeing to enter into this Agreement, the Company Group and the Principal Shareholders each hereby agree that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser.

Section 6.11. Construction; Interpretation. The term “this Agreement” means this Termination and Fee Agreement together with the Annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof’ and words of similar import refer to this Agreement as a whole, including the Annexes, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if’; (j) all references to Articles, Sections or Annexes are to Articles, Sections or Annexes of this Agreement; and (k) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

GOLDENBRIDGE ACQUISITION LIMITED

By:	/s/ Yongsheng Liu
Yongsheng Liu
Chief Executive Officer

AGIIPLUS GLOBAL INC.

By:	/s/ Yongsheng Liu
Yongsheng Liu
Director

AGIIPLUS CORPORATION INC.

By:	/s/ Yongsheng Liu
Yongsheng Liu
Director

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

AGIIPLUS, INC.

By:	/s/ Jing Hu
Jing Hu
Chief Executive Officer

Shareholders’ Representative:

/s/ Jing Hu
Jing Hu

Principal Shareholders:

J.DISTRII HOLDINGS LIMITED

By:	/s/ Jing Hu
Jing Hu
Director

/s/ Jing Hu
Jing Hu

[Signature Page to Termination and Fee Agreement]

ANNEX A

GBRG Account Wire Instructions

Beneficiary name: GOLDENBRIDGE ACQUISITION LIMITED

Bank name :SHANGHAI PUDONG DEVELOPMENT BANK CO LTD, HONG KONG BR

Bank adress:30/F，SPD Bank Tower, 1 Hennessy Road，Hong Kong

BANK CODE:345

USD Account Number：2888 002 1301981

SWIFT CODE:SPDBHKHH